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                                                                    Exhibit 3.16

                        RESTATED ARTICLES OF INCORPORATION

                                       OF

                      EVERGREEN HELICOPTERS OF ALASKA, INC.

          Evergreen Helicopters of Alaska, Inc., an Alaska corporation, pursuant to Section 10.05.294 of the Alaska Business Corporation Act, adopts the following Restated Articles of Incorporation which set out without change the corresponding provisions of the Articles of Incorporation as amended up to this date and which shall supersede the original Articles of Incorporation and all amendments to them:

                                   ARTICLE I

          The name of the corporation shall be Evergreen Helicopters of Alaska, Inc.

                                   ARTICLE II

          The corporation shall have perpetual existence.

                                   ARTICLE III

          The purpose or purposes for which the corporation is organized are to carry on a general helicopter service and all activities related thereto and to engage in any lawful activity for which corporations may be organized under the Alaska Business Corporation Act.

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                                   ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of $1 par value common stock.

          We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete as of the 4th day of March, 1976.


                                             /s/ Charles R. Gallagher
                                             -----------------------------------
                                             Charles R. Gallagher, President


                                             /s/ Phoebe A. Hocken
                                             -----------------------------------
                                             Phoebe A. Hocken, Secretary

          I, the undersigned, declare under the penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief it is true, correct and complete.


                                             /s/ Phoebe A. Hocken
                                             -----------------------------------
                                             Phoebe A. Hocken, Secretary

Dated March 25, 1976

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